                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       GARAN, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

       [LOGO]
                                             , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 27, 1998
                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on February 27, 1998, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To approve the adoption of the Company's 1998 Stock Option Plan;

    3. To ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1998; and

    4. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 20, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON
                                                                SECRETARY

New York, New York
January 26, 1998

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

       [LOGO]

                                             , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on February 27, 1998. The Company's Annual Report for the year ended September 30, 1997, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 20, 1998, are entitled to vote at the meeting. On that date there were 5,071,392 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of Annual Meeting and Proxy accompanying this Proxy Statement will be mailed to shareholders on January 27, 1998.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. The election of each nominee requires the affirmative vote of the holders of a plurality of the votes cast in person or by proxy. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld. Votes that are withheld will not be included in determining the number of votes cast. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                          SERVED AS
                                                                   TERM TO                DIRECTOR
             NAME                     PRINCIPAL OCCUPATION        EXPIRE IN      AGE        SINCE
------------------------------  --------------------------------  ----------     ---     -----------
Rodney Faver..................  Employee (Vice President--           2001            59        1986
                                  Manufacturing) of the
                                  Company
Frank Martucci................  President, Millcross Fund            2001            50        1993
                                  Management, Inc.
Perry Mullen..................  Retired                              2001            75        1961

    Rodney Faver has occupied a position with the Company for more than the past five years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, since 1993 and was a private investor from 1990-1993. Perry Mullen retired as an active employee (Vice President--Manufacturing) of the Company on December 31, 1989, and was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                               SERVED AS    SERVED AS
                                                                          TERM                 DIRECTOR      OFFICER
             NAME                       PRINCIPAL OCCUPATION           EXPIRES IN     AGE        SINCE        SINCE
------------------------------  -------------------------------------  ----------     ---     -----------  -----------
Stephen J. Donohue............  Regional Manager/Executive Vice           2000            53        1993
                                  President, Capital Factors, Inc.
Jerald Kamiel.................  President (Chief Operating Officer)       2000            54        1979         1979
                                  of the Company
Richard A. Lichtenstein.......  President, Marathon                       1999            44        1989
                                  Communications Incorporated
Seymour Lichtenstein..........  Chairman of the Board (Chief              1999            71        1948         1948
                                  Executive Officer) of the Company
Marvin S. Robinson............  Vice President--General                   1999            64        1983         1980
                                  Counsel and Secretary of the
                                  Company; Attorney
William J. Wilson.............  Vice President--Finance and               2000            57        1982         1982
                                  Administration of the Company

    Jerald Kamiel, Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson have occupied positions with the Company for more than the past five years. Mr. Robinson also has been a practicing attorney for more than the past five years as a member of the law firm, Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company for more than the last five fiscal years. The

Company intends to continue such firm as counsel for the current fiscal year. Mr. Robinson is also the
Secretary of Industri-Matematik International Corp., a NASDAQ listed computer software company which is not engaged in business with the Company. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five years. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five years.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, and Wilson and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 51 years old and has occupied a position with the Company for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the 1998 Annual Meeting of Shareholders.

    During the year ended September 30, 1997, the Board of Directors met four times, and except for Mr. Martucci, who missed two meetings, and Mr. Robinson, who missed one meeting, all directors attended all meetings.

    On November 8, 1996, and again on November 10, 1997, the Board re-appointed an Audit Committee and a Compensation Committee each consisting of Stephen J. Donohue, Frank Martucci, and Marvin S. Robinson. Among other matters, the Audit Committee reviews the internally-prepared quarterly and annual financial statements, meets with the Company's independent certified public accountants, and recommends a firm of independent certified public accountants to the Company. Among other matters, the Compensation Committee deals with compensation of the principal officers of the Company and also selects individuals to participate in the Company's stock option plan. See "Compensation Committee Report on Executive Compensation" below. The Audit Committee and the Compensation Committee each met informally at various times through and after the end of the 1997 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Marvin S. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 1997.

NOMINATING COMMITTEE

    On November 10, 1997, the Board appointed a Nominating Committee consisting of Seymour Lichtenstein and Marvin S. Robinson to select the management nominees for director. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person,

(2) the principal occupation or employment of such person, (3) the number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (2) the number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 20, 1998, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, each executive officer, and all officers and directors as a group:

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
               NAME OF BENEFICIAL OWNER                OWNERSHIP (1)          PERCENT
                                                    -------------------       --------
Stephen J. Donohue................................                --           --
Rodney Faver......................................            36,486(2)          *
Jerald Kamiel.....................................           109,518(3)        2.1
Richard A. Lichtenstein...........................            30,266(4)          *
Seymour Lichtenstein..............................           623,068(5)       12.3
Frank Martucci....................................                --             --
Perry Mullen......................................             6,446             *
Marvin S. Robinson................................             5,956             *
Alexander J. Sistarenik...........................            14,944(6)          *
William J. Wilson.................................            39,678(7)          *
All officers and directors as a group (ten
 persons).........................................           866,362          16.8

------------
*   Less than 1%
(1) Beneficial ownership is based upon 5,071,392 shares of Common Stock outstanding at January 20, 1998. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within 60 days after January 20, 1998, by exercise of options are included.
(2) Includes 11,764 shares subject to options exercisable currently.
(3) Includes 34,118 shares subject to options exercisable currently.
(4) Does not include 2,296 shares owned by Richard A. Lichtenstein's wife and 860 shares held by Mr. Lichtenstein in custody for his daughter.
(5) Does not include 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, 4,012 shares owned by Mr. Lichtenstein's wife, and 11,764 shares subject to options exercisable by Mr. Lichtenstein's wife.

(6) Includes 11,764 shares subject to options exercisable currently.
(7) Includes 14,118 shares subject to options exercisable currently.

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 20, 1998, the Company knows of no beneficial owner of more than 5% of its outstanding shares, except as follows
(1):

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
  NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP        PERCENT
-----------------------------------------  -------------------  ---------
Royce & Associates, Inc.                         566,440(2)       11.2%
1414 Avenue of the Americas
New York, New York 10019

David A. Dorsky, Karen A. Dorsky,                477,434(3)        9.4
  and Noah P. Dorsky
379 West Broadway
New York, New York 10012

Franklin Resources, Inc.                         405,600(4)        8.0
777 Mariners Island Boulevard
San Mateo, California 94404

Dimensional Fund Advisors, Inc.                  304,442(4)        6.0
1299 Ocean Avenue
Santa Monica, California 90401

------------
(1) The information in the table excludes Cede & Company, holder of record on January 20, 1998, in its capacity as nominee for the Depository Trust Company, of 3,625,325 shares, which constitute 71.5% of the outstanding Common Stock of the Company.

(2) As described in filings with the Securities and Exchange Commission and supplemented by other information available to the Company, Royce & Associates, Inc., a New York corporation, is a registered investment advisor which serves as such to various registered investment companies and other institutional accounts. Royce & Associates, Inc. has disclaimed beneficial ownership of the shares held for those entities.

(3) David A. Dorsky and Noah P. Dorsky own beneficially 31,530 and 78,890 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts they share dispositive power over an additional 193,552 shares, and with Karen A. Dorsky as Trustees of certain other trusts, as Executors of the Estate of Samuel Dorsky, and as directors of the Dorsky Foundation they share dispositive power over an additional 173,462 shares.

(4) The Company has no information regarding the nature of the ownership of these shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                           SECURITIES
              NAME AND                       ANNUAL COMPENSATION           UNDERLYING       ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY    BONUS        OPTIONS     COMPENSATION (1)
------------------------------------  ---------  -----------  ----------  -------------  ----------------
Seymour Lichtenstein................       1997   $ 530,000   $  445,000                    $   45,000
Chairman                                   1996     500,000      310,000                        45,000
                                           1995     500,000      260,000                        45,000
Jerald Kamiel.......................       1997     345,000      455,000                        16,930
President                                  1996     325,000      340,000                        16,930
                                           1995     325,000      240,000       40,000           16,930
William J. Wilson...................       1997     205,000      270,000                        10,615
Vice President--                           1996     190,000      220,000                        10,490
Finance and Administration                 1995     190,000      176,000       20,000           10,384
Alexander J. Sistarenik.............       1997     160,000       80,000
Treasurer                                  1996     150,000       60,000
                                           1995     150,000       48,000       12,500

------------
(1) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary.

    The foregoing table does not include an aggregate of $319,975, $306,834, and $366,366 in salary and fees paid in fiscal 1997, 1996, and 1995, respectively, to Marvin S. Robinson (Vice President-- General Counsel and Secretary of the Company) and the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. In addition, the table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and SBRP described below.

                       STOCK OPTION GRANTS IN FISCAL 1997

    The following table sets forth information regarding options granted to the Company's executive officers during fiscal 1997 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                               POTENTIAL REALIZABLE
                                                                                                       VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                                        OF
                                                                                             STOCK PRICE APPRECIATION
                                NUMBER OF         PERCENT OF                                    FOR OPTION TERM(1)
                               SECURITIES        TOTAL OPTIONS     EXERCISE                  -------------------------
                           UNDERLYING OPTIONS     GRANTED TO         PRICE      EXPIRATION      FIVE
NAME                             GRANTED           EMPLOYEES       PER SHARE       DATE        PERCENT    TEN PERCENT
-------------------------  -------------------  ---------------  -------------  -----------  -----------  ------------
Jerald Kamiel............          40,000(2)            22.5%      $   17.00      11/05/06    $ 427,600   $  1,083,200
William J. Wilson........          20,000(3)            11.3           17.00      11/05/06      213,800        541,600
Alexander J.
  Sistarenik.............          12,500(4)             7.0           17.00      11/05/06      133,625        338,500

------------
(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Mr. Kamiel's options are exercisable as follows: 28,236 shares on December 15, 1997, an additional 5,882 shares on January 15, 1998, and an additional 5,882 shares on January 15, 1999.

(3) Mr. Wilson's options are exercisable as follows: 8,236 shares on December 15, 1997, an additional 5,882 shares on January 15, 1998, and an additional 5,882 shares on January 15, 1999.

(4) Mr. Sistarenik's options are exercisable as follows: 5,882 shares on December 15, 1997, an additional 5,882 shares on January 15, 1998, and an additional 736 shares on January 15, 1999.

                       1997 FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT FISCAL               IN-THE-MONEY(1)
                                                   YEAR-END                    OPTIONS AT FISCAL YEAR-END
NAME                                      EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
-----------------------------------  ------------------------------------  ----------------------------------
Jerald Kamiel......................                0    40,000                         0    $260,000
Alexander J. Sistarenik............                0    12,500                         0      81,250
William J. Wilson..................                0    20,000                         0     130,000

------------
(1) Market value of the underlying securities at fiscal year-end (September 30, 1997) minus the exercise price.

    No stock options were exercised by any executive officer during the last fiscal year.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, and Rodney Faver, an employee-director of the Company, are parties to Employment Agreements with the Company, which agreements were last amended and restated as of October 1, 1996. The term of the Employment Agreements with Messrs. Lichtenstein and Wilson expire on September 30, 2000. The term of Mr. Faver's Employment Agreement expires on September 30, 1998. The term of Mr. Kamiel's Employment Agreement expires on September 30, 2000, and will be extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term.

Mr. Lichtenstein's Employment Agreement provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual compensation as a full time employee. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1997, and provide for a death benefit equal to 150% of his annual compensation at the date of his death. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment or, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement, as to Messrs. Faver and Wilson, his employment term ends and is not renewed, or, as to Mr. Kamiel, his employment term is not extended, (a) the individual shall be entitled to receive a multiple of the individual's annual compensation at the time of termination, (b) the individual shall continue to receive certain fringe benefits for a period specified in his Employment Agreement, and (c) Mr. Kamiel can terminate his employment. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company, as such term is defined in his Employment Agreement, or, as to Mr. Kamiel, he is not made chief executive officer of the Company within six months after a vacancy occurs, and receive a lump sum payment equal to 2.99 times his average annual compensation from the Company over the previous five years. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining the maximum retirement age less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plan are computed on an actuarial basis. Although the executive officers other than Seymour Lichtenstein (who, under applicable law, received his pension benefit in September, 1996) are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, are limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 1997, the maximum amount was $125,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restores pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The present participants are Messrs. Faver, Kamiel, Wilson, and S. Lichtenstein. The Company has elected to purchase annuity contracts to fund its presently determinable obligations to participants in the SERP and to reimburse the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit has been calculated on an after-tax basis. As a result of RRA 93, the Company adopted, effective January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

      HIGHEST FIVE-YEAR                ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION           PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                     ------------------------------------------------
                                         15          20          25           30
                                     ----------  ----------  -----------  -----------
$100,000...........................  $  22,500   $  30,000   $   37,500   $   45,000
 200,000...........................     45,000      60,000       75,000       90,000
 300,000...........................     67,500      90,000      112,500      135,000*
 400,000...........................     90,000     120,000      150,000*     180,000*
 500,000...........................    112,500*    150,000*     187,500*     225,000*
 600,000...........................    135,000*    180,000*     225,000*     270,000*

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 1997, the maximum amount was $125,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's SERP provides a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 6 are: Jerald Kamiel, 29; Alexander J. Sistarenik, 25; and William J. Wilson, 25. In addition, Marvin S. Robinson has 16 years of credited service. The maximum credited service which may be accrued is 30 years.

STOCK OPTION AND STOCK APPRECIATION PLANS

    At the 1989 Annual Meeting of Shareholders, the Company's shareholders approved the Garan, Incorporated 1989 Stock Option Plan ("1989 Plan") for key employees of the Company and its subsidiaries. Members of the Board of Directors who are also employees of the Company or any of its subsidiaries are eligible for option grants. The 1989 Plan is administered by the Compensation

Committee of the Board of Directors which determines, in its discretion, which key employees will be granted options, the number of shares subject to an option, the date after which an option may be exercised, whether or not an option is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and other terms and conditions of the options. The total number of shares of Company Common Stock authorized for grant under the 1989 Plan is 200,000 (after adjustment for the two-for-one stock split in December, 1992). A total of 177,500 options were granted pursuant to the 1989 Plan during the fiscal year ended September 30, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and representations from certain reporting persons, other than Frank Martucci, who did not file until May 20, 1997, a Form 4 reporting a transaction in Company Stock in the month of February, 1997, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph should not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value which are considered to reflect performance by the executive officers. In evaluating operating results we take into account various market conditions impacting on the Company, and in assessing shareholder value we have taken into account dividends, book value, and market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation at what we believe are somewhat below competitive levels to permit reliance on bonuses to reflect executive officer performance, although the Compensation Committee uses total compensation on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the Committee recommends an increase in the total compensation of Messrs. Kamiel, Lichtenstein, and Wilson in 1997 over their 1996 levels to reflect on a year-to-year basis the level of performance underlying the improvement in operating results achieved, the continued quarterly and extra cash dividends, the increase in the market price of the Company's stock, and the continued increase in book value during 1997.

    The Compensation Committee recommends for the Company's principal officers bonuses and total compensation for fiscal 1997 and base compensation for fiscal 1998 as follows:

                                                    1997      1997 TOTAL      1998 BASE
                                                   BONUS     COMPENSATION   COMPENSATION
                                                 ----------  -------------  -------------
Jerald Kamiel..................................  $  455,000   $   800,000    $   345,000
Seymour Lichtenstein...........................     445,000       975,000        530,000
William J. Wilson..............................     270,000       475,000        205,000

November 10, 1997

                                                  /s/ STEPHEN J. DONOHUE
                                          --------------------------------------
                                                    Stephen J. Donohue

                                                    /s/ FRANK MARTUCCI
                                          --------------------------------------
                                                      Frank Martucci

                                                  /s/ MARVIN S. ROBINSON
                                          --------------------------------------
                                                    Marvin S. Robinson

                               SHAREHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P Textiles (Apparel Manufacturers) Index and the AMEX Market Value Index for the period commencing September 30, 1992, and ending September 30, 1997.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
   GARAN, INCORPORATED COMMON STOCK, THE S&P TEXTILES (APPAREL MANUFACTURERS)
                                   INDEX, AND
                          THE AMEX MARKET VALUE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    S&P TEXTILE (APPAREL MANUFACTURERS)
            GARAN COMMON STOCK                     INDEX                     AMEX MARKET VALUE INDEX
9/30/92                      100                                       100                        100
9/30/93                      100                                     77.09                     122.21
9/30/94                    48.85                                     84.64                     121.79
9/30/95                    52.29                                     82.39                      144.6
9/30/96                    51.15                                     109.8                      151.7
9/30/97                    71.76                                    143.33                        191

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. In lieu of compensation to Frank Martucci, the Company makes donations to charities suggested by him. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors.

                             1998 STOCK OPTION PLAN

    Shareholders are asked to approve the Company's 1998 Stock Option Plan ("Plan") for selected employees of the Company and its subsidiaries and selected non-employee members of the Board of Directors of the Company. The purpose of the Plan is to provide these individuals with an increased incentive to contribute to the future success and prosperity of the Company, to enhance the value of the Common Stock for the benefit of the shareholders, and to increase the ability of the Company to attract and retain individuals of exceptional skill. The Board of Directors has authorized 200,000 shares of Common Stock for grant under the Plan, subject to adjustment to avoid dilution by stock splits, stock dividends, and the like.

SUMMARY OF THE 1998 STOCK OPTION PLAN:

    The following is a brief summary of the terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth in Exhibit A to this Proxy Statement;

    Options granted under the Plan ("Options") may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or options that are not ISOs ("Non-ISOs"). The purchase price of a share of Common Stock ("Option Price") under an Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted.

    The Plan will be administered by the Compensation Committee of the Board of Directors presently consisting of Messrs. Donohue, Martucci, and Robinson. The Compensation Committee has full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper. Subject to the provisions of the Plan and the right of the Board of Directors to give specific direction, the Compensation Committee determines in its discretion which of the key employees of the Company or any of its subsidiaries and non-employee members of the Board of the Company will be granted Options ("Optionee"). Key employees will comprise those who contribute to the management, direction, and/or success of the Company. Non-employee Optionees will comprise members of the Board of Directors who, while not employees of the Company, have an ongoing relationship with the Company and make significant contributions to the overall success of the Company. Subject to the provisions of the Plan, the Compensation Committee determines in its discretion the number of shares of Common Stock subject to option under any such Options, the dates after which Options may be exercised in whole or in part (which shall be no later than the day preceding the tenth anniversary of the date of grant), whether Options shall be ISOs or Non-ISOs, and other terms and conditions of the Options. No ISO may be granted to any Optionee who is not an employee of the Company or any of its subsidiaries on the date of grant, and to the extent the fair market value of Common Stock subject to an Option which is exercisable for the first time in any calendar year exceeds $100,000, such excess portion of the Option may not be treated as an ISO.

    The Compensation Committee, in its sole discretion, may at any time, with the consent of the Optionee, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock and at a lesser Option Price.

    Subject to the provisions of the Plan, an Option or portion thereof may be exercised by written notice to the Company accompanied by full payment of the Option Price in cash or cash equivalents, through the delivery of shares of Common Stock with an aggregate fair market value on the date of exercise equal to the Option Price, by any combination of the above methods of payment, or by any other method as may be authorized by the Compensation Committee from time to time, together with payment or arrangement for payment of any Federal income tax required to be withheld by the Company, if any. The Compensation Committee will determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and will impose such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

    At or after the grant of an Option, the Compensation Committee also may grant stock appreciation rights as an alternate means for an Optionee to exercise an Option or a designated portion thereof. A stock appreciation right with respect to an Option or portion thereof is a right to receive an amount, payable in cash and/or shares of Common Stock in the discretion of the Compensation Committee, having a market value on the date of exercise equal to the product of (a) the excess of the fair market value of a share of Common Stock on the date of exercise over the Option Price of such share of Common Stock and (b) the number of shares of Common Stock that the Optionee would have received had such Option or portion thereof been exercised through the purchase of shares of Common Stock at such Option Price.

    At or after the grant of an Option, the Compensation Committee in its discretion may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee limited rights. A limited right with respect to an Option or portion thereof is the right to receive an amount in cash equal in value to the excess of the higher of
(a) the highest price per share of Common Stock paid or offered in any transaction related to a Change of Control (as defined below) of the Company or
(b) the highest fair market value per share of Common Stock at any time during the 60-day period preceding a Change of Control over the Option Price specified in the related Option, such excess to be multiplied by the number of shares of Common Stock in respect of which the limited right is exercised. Generally, limited rights only may be exercised within the 30-day period following a Change of Control. However, limited rights are not exercisable by any Optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934 during the first six months after the grant of the limited right. In the event a Change of Control occurs within six months of the date of grant of a limited right, the 30-day exercise period for an Optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to commence on the first day following such six month period.

    Under the Plan, a Change of Control is deemed to take place under four different circumstances: (a) the individuals who are directors on November 1, 1997, or successor directors who have been so designated by a majority of such directors ("Continuing Directors"), no longer constitute at least a majority of the Board of Directors, (b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of at least 40% of the Company's then outstanding Common Stock, (c) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors, or (d) at least a majority of the Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's shareholders or by the Company's Board of Directors determines that such proposed action, if taken, would constitute a change of control of the Company and such proposed action is thereafter taken.

    Each Option will be non-transferable during the lifetime of the Optionee. If an Optionee's employment with the Company or a subsidiary is terminated by the Company for cause or the service of the Optionee as a member of the Board of Directors is terminated for conduct constituting cause, each unexercised Option will expire on the date of cessation of employment or service as a director. If the Optionee's employment with the Company or a subsidiary or the Optionee's service as a director terminates for any reason other than for cause, each Option remains exercisable, to the extent it was exercisable at the time of cessation of employment or service as a director, until the earliest of: (a) the termination date under the Plan, (b) the death of the Optionee, or such later date not more than six months after the death of the Optionee as the Compensation Committee, in its discretion, may provide, (c) the date two months after cessation of the Optionee's employment or service as a director by reason of retirement or if the Optionee's employment or service as a director is terminated by the Company other than for cause, (d) the date six months after cessation of the Optionee's employment or service as a director by reason of disability, and (e) the date one month after the cessation by the Optionee of his employment or service as a director other than by reason of retirement, disability, or death. If the Optionee dies while employed by the Company or any of its subsidiaries or while serving as a member of the Board of Directors, each Option may be exercised by the Optionee's heirs or legal representatives until six months after the Optionee's death or, if earlier, the termination date under the Plan.

    The Board of Directors may suspend, amend, or terminate the Plan in whole or in part. No amendment may be made without approval of the shareholders, however, which would: (a) materially modify the eligibility requirements for receiving Options, (b) materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as permitted under the Plan, or
(c) materially increase in any other way the benefits accruing to Optionees. Furthermore, no amendment, suspension, or termination of the Plan, without the consent of the Optionee, may impair any of the rights or obligations under any Option previously granted to an Optionee under the Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES:

    ISOS. Under present law, neither the grant nor the exercise of an ISO will result in taxable income to the Optionee, and the Company will not be entitled to receive a Federal income tax deduction at the date of grant or exercise. However, the difference between the Option exercise price and the fair market value of the shares of Common Stock at the time the Option is exercised is generally an item of tax preference for the Optionee.

    If the Optionee does not sell the shares of Common Stock acquired upon exercise of the Option within either (a) two years after the date of the grant of the Option or (b) one year after the date of exercise, a subsequent sale of the shares of Common Stock at a price different than the Option Price will be taxed as long-term capital gain or long-term capital loss, as the case may be. If the Optionee, within either of the above periods, disposes of shares of Common Stock acquired upon exercise of the Option, the Optionee will generally recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the Optionee on such disposition or (ii) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Optionee. Any gain in excess of such amount realized by the Optionee as ordinary income will be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

    NON-ISOS. Under present law, the grant of a Non-ISO under the Plan will not cause the Optionee to realize taxable income upon such grant nor will the Company receive a Federal income tax deduction at such time. Upon exercise of a Non-ISO, the Optionee will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares of Common Stock. Upon a subsequent sale of the shares of Common Stock, the Optionee will recognize additional short-term or long-term gain depending upon the Optionee's holding period for the stock. The Company will be allowed an income tax deduction for the amount recognized as ordinary income by the Optionee.

    STOCK APPRECIATION RIGHTS. Cash amounts received by the Optionee upon the exercise of a stock appreciation right are taxed at ordinary income tax rates when received. An equivalent amount may be deducted at such time by the Company.

    LIMITED RIGHTS. Cash amounts received by the Optionee upon the exercise of a limited right are taxed at ordinary income tax rates when received and are deductible by the Company to the extent such amounts are included in an Optionee's income. However, certain amounts received by the Optionee upon the exercise of a limited right may be deemed "excess parachute payments" (within the meaning of Section 28OG of the Code) and to such extent would cause the Optionee to become liable for an additional 20% excise tax payable by the Optionee. Amounts that are deemed excess parachute payments are not deductible by the Company.

SHAREHOLDER APPROVAL

    Adoption of the Plan will be approved if a majority of the votes cast at the Annual Meeting are voted in favor of approval. Abstentions will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to approve the adoption of the Plan unless a proxy directs otherwise.

                            RATIFICATION OF AUDITORS

    The Board of Directors, acting upon the recommendation of its Audit Committee, has selected, subject to the ratification of shareholders, Citrin Cooperman & Company, LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 1998. Robbins, Greene, Horowitz, Lester & Co., LLP which audited the Company's consolidated financial statements for many years, merged with Citrin Cooperman & Company, LLP on January 1, 1997, and the Board of Directors considers Citrin Cooperman & Company, LLP well qualified. The selection of Citrin Cooperman & Company, LLP will be ratified if a majority of the votes cast are voted in favor of ratification. Abstentions will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1998, unless a Proxy directs otherwise. No member of the firm of Citrin Cooperman & Company, LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting to be held on February 27, 1998.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 30, 1998. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON
                                                               SECRETARY
New York, New York
January 26, 1998

                                                                       EXHIBIT A

                              GARAN, INCORPORATED
                             1998 STOCK OPTION PLAN

                                   SECTION I

                                    PURPOSE

    The purpose of the Garan, Incorporated 1998 Stock Option Plan is to provide favorable opportunities for (a) certain selected employees of Garan, Incorporated and its subsidiaries and (b) certain selected non-employee members of the Board of Directors of Garan, Incorporated to purchase shares of Common Stock of Garan, Incorporated to provide an increased incentive for these individuals to contribute to the future success and prosperity of Garan, Incorporated, to enhance the value of the Common Stock for the benefit of its shareholders, and to increase the ability of the Company to attract and retain individuals of exceptional skill.

                                   SECTION II

                          DEFINITIONS AND CONSTRUCTION

    2.1. The following capitalized terms used in this Stock Option Plan shall have the respective meanings set forth in this Section.

    Board shall mean the Board of Directors of Garan.

    Cause shall mean, with respect to an Optionee, (a) the breach by the Optionee of any agreement between the Company and the Optionee, (b) willful and gross misconduct on the part of the Optionee that is materially and demonstrably detrimental to the Company, or (c) the commission by the Optionee of one or more acts which constitute an indictable crime under Federal, state, or local law, each as may be determined in good faith by written resolution adopted by a majority of the members of the Board at a meeting duly called and held for that purpose after reasonable notice to the Optionee and opportunity for the Optionee and his or her counsel to be heard.

    Change of Control shall mean: (a) Continuing Directors no longer constitute at least a majority of the Board; (b) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, become the beneficial owner, directly or indirectly, of at least 40% of Garan's then outstanding Common Stock; (c) the approval by Garan's shareholders of the merger or consolidation of Garan with any other corporation, the sale of substantially all of the assets of Garan or the liquidation or dissolution of Garan unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of directors of the surviving corporation of such merger or consolidation and any parent (as such terms is defined in Rule 12b-2 under the Exchange Act) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors; or (d) at least a majority of the Continuing Directors in office immediately prior to any other action proposed to be taken by Garan's shareholders or by the Board determines that such proposed action, if taken, would constitute a change of control of Garan and such proposed action is thereafter taken.

    Change of Control Exercise Period shall mean the period during which a Limited Right may be exercised in accordance with Section 8.2.

    Change of Control Price shall mean the higher of (i) the highest price per share of Common Stock paid or offered in any transaction related to a Change of Control of Garan or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding a Change of Control.

    Code shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    Committee shall mean the Compensation Committee appointed by the Board to administer the Plan which shall be composed of at least two persons.

    Common Stock shall mean the Common Stock, no par value, of Garan.

    Company shall mean Garan, Incorporated and its Subsidiaries.

    Continuing Director shall mean any individual who is a member of the Board on November 1, 1997, or is designated (before such person's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

    Disability shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

    Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

    Exercise Price shall mean the price of a share of Common Stock payable by the Optionee on exercise of an Option.

    Fair Market Value on a specified day shall mean, if the Common Stock is publicly traded, the reported closing price on that day, or if there was no sale of Common Stock reported on that day, then the reported closing price on the next preceding day on which there was such a sale, but if the Common Stock is not publicly traded, the Committee shall make a good faith determination of Fair Market Value.

    Garan shall mean Garan, Incorporated

    ISO shall mean an incentive stock option within the meaning of Section 422 of the Code.

    Limited Right shall mean the right pursuant to an award granted under
Section 8.1 to surrender to Garan all or a portion of an Option in accordance with Section 8.2.

    Non-ISO shall mean a stock option which is not an ISO.

    Option shall mean a stock option granted under the Plan.

    Optionee shall mean an individual who has been granted one or more Options.

    Parent Corporation shall mean a parent corporation, as defined in Section 424(e) of the Code.

    Plan shall mean this Garan, Incorporated 1998 Stock Option Plan.

    Retirement shall mean retirement on or after age sixty-five or, with the advance consent of the Committee, at an earlier age.

    Stock Appreciation Right shall mean a right to receive cash or Common Stock upon the exercise of an Option in accordance with Section 6.7.

    Subsidiary shall mean a subsidiary corporation, as defined in Section 424(f) of the Code.

    Termination Date shall mean the last day on which an Option may be exercised, which date is fixed by the Committee but which shall not be later than the day preceding the tenth anniversary of the date on which the Option is granted.

    2.2. When used in this Plan, unless the context clearly indicates to the contrary, (a) the masculine gender shall include the feminine and neuter genders, (b) the feminine gender shall include the masculine and neuter genders,
(c) the neuter gender shall include the masculine and feminine genders, (d) the singular shall include the plural, and (e) if a defined term is intended, it shall be capitalized.

                                  SECTION III

                                 ADMINISTRATION

    3.1. Except as otherwise provided in the Plan, and subject to Section 3.2, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan including the delegation of administrative responsibilities which it believes reasonable and proper.

    3.2. Subject to the provisions of the Plan and the right of the Board to give specific direction, the Committee shall establish the policies and criteria pursuant to which it shall grant Options and administer the Plan and, in its discretion, shall determine which employees of the Company and/or members of the Board shall be granted Options, the number of shares covered by any such Options, and the terms and conditions of the Options.

    3.3. The Committee may at any time, with the consent of the Optionee, in its sole discretion cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock and at a lower Exercise Price.

    3.4. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   SECTION IV

                           SHARES SUBJECT TO THE PLAN

    4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 200,000, subject to adjustment in accordance with Section IX. These shares may be either authorized and unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option or portion thereof exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 or related to a Limited Right exercised pursuant to Section VIII shall be treated, for the purposes of this
Section IV, as though the Option or portion thereof had been exercised through the purchase of Common Stock with the result that the shares of Common Stock subject to the Option or portion thereof that was so exercised shall not be available for future grants of Options.

                                   SECTION V

                                  ELIGIBILITY

    5.1. Options may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Key employees will comprise, those who contribute to the management, direction, and/or overall success of the Company.

    5.2. Options also may be granted to members of the Board who are not employees of the Company. Such Optionees will comprise, in general, those who, while not employees of the Company, have an ongoing relationship with the Company and make significant contributions to the overall success of the Company.

                                   SECTION VI

                                TERMS OF OPTIONS

    6.1.a. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Exercise Price, and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code and that the Committee wishes to designate as an ISO shall be ISOs, and all other Options (including any Option that would otherwise qualify as an ISO but which the Committee designates as a Non-ISO) shall be Non-ISOs. Only Non-ISOs shall be granted to any Optionee who is not an employee of the Company on the date the Option is granted.

    6.1.b. The written agreement referred to in Section 6.1.a also shall provide that unless the shares of Common Stock acquired on the exercise of the Option are then currently registered under the Securities Act of 1933, as amended, if counsel to Garan advises that the same is required, prior to delivery of the shares acquired upon the exercise of the Option the Optionee shall agree to hold such shares for investment only and not with a view to resale or distribution thereof to the public, and such Optionee shall deliver to Garan a letter to that effect in a form specified by counsel to Garan together with any additional documents specified by counsel. In the event that issuance of shares of Common Stock on exercise of the Option is subject to laws, rules, and/or regulations of a jurisdiction other than the United States of America, the Optionee simultaneously shall comply with requirements of counsel to Garan to satisfy the same.

    6.2. The Exercise Price for an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

    6.3.a. The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee also may amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

    6.3.b. Notwithstanding any contrary provisions of Section 6.3.a, upon a Change of Control (i) each Option or portion thereof which, by its terms, is not yet exercisable shall vest and become exercisable in full and (ii) each Option which has a Termination Date falling within 90 days after a Change of

Control shall have its Termination Date extended until the earlier of the 90th day after the Change of Control or the day before the tenth anniversary of the date such Option was granted.

    6.4. Notwithstanding any contrary provisions of Sections 6.2 and 6.3.a, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of Garan or of any Subsidiary or Parent Corporation thereof unless (a) the Exercise Price under such Option is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

    6.5. An Option or portion thereof shall be exercised by delivery of a written notice of exercise to Garan and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option or portion thereof may be paid:

    6.5.a. In United States dollars in cash or by check, bank draft, or money order payable to the order of Garan, by wire transfer to an account designated by Garan, or by such other payment method as the Committee, in its discretion, may authorize;

    6.5.b. Through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, or

    6.5.c. By any combination of the above methods of payment. The Committee may also permit a participant to pay the Exercise Price by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

    6.6. Garan, in its discretion, may require an Optionee to pay to Garan at the time of exercise the amount that Garan deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by Garan from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The approval of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold income taxes on the date of exercise, Garan, in its discretion, may require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of Garan until such time as income tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option. At such time, Garan in its discretion may require an Optionee to pay to Garan the amount that Garan deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow applied toward Garan's obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward Garan's withholding obligation, any shares of Common Stock held in escrow and, in the judgment of the Committee, not necessary to satisfy such obligation shall be released from escrow to the Optionee.

    6.7. At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Exercise Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Exercise Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Exercise Price.

    6.8. Each Option, during the Optionee's lifetime, shall be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by Will or the laws of descent and distribution or be subject to attachment, execution, or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right under the Plan, except as provided for in the Plan, or in the event of any levy or any attachment, execution, or similar process upon the rights or interest conferred by the Plan, Garan may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

    6.9.a. If an Optionee's employment with the Company is terminated for Cause, each Option held by such Optionee together with all rights under the Plan shall terminate on the date of termination of employment to the extent not previously exercised.

    6.9.b. If a non-employee Optionee engages in conduct which constitutes Cause, each Option held by such Optionee together with all rights under the Plan shall terminate on the date the Board determines that the Optionee has engaged in conduct constituting Cause to the extent not previously exercised.

    6.10. If an Optionee's employment with the Company terminates for any reason other than for Cause, or if a non-employee Optionee shall cease to serve as a member of the Board for any reason other than for Cause, each Option held by such Optionee shall remain exercisable, to the extent it was exercisable at the time of termination of employment or cessation of ongoing relationship, until the earliest of:

    6.10.a. The Termination Date;

    6.10.b. The death of the Optionee, or such later date not more than six months after the death of the Optionee as may be provided pursuant to Section 6.11;

    6.10.c. Two months after the date of termination of the Optionee's employment or service as a member of the Board by reason of Retirement;

    6.10.d. Six months after the date of termination of the Optionee's employment or service as a member of the Board by reason of Disability;

    6.10.e. Two months after the date of the termination by the Company of the Optionee's employment or service as a member of the Board other than for Cause; or

    6.10.f. One month after the date of the termination by the Optionee of the Optionee's employment or service as a member of the Board other than by reason of Retirement, Disability, or death.

    After such date all Options shall terminate, together with all rights under the Plan, to the extent not previously exercised.

    6.11. In the event of the death of the Optionee while employed by the Company or serving as a member of the Board, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date and a date six months after the date of the Optionee's death by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Optionee was entitled to exercise it on the date of the Optionee's death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.10, the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to six months from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Option was exercisable at the time of cessation of the Optionee's employment or service as a member of the Board. Any person or persons to whom an Optionee's rights under an Option have passed by Will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

    6.12. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the Common Stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify Garan of such disposition and of the amount realized upon such disposition.

                                  SECTION VII

                          LIMITATION ON GRANTS OF ISOS

    7.1. To the extent the aggregate Fair Market Value of the Common Stock subject to an Option which is exercisable for the first time during any one calendar year by an employee exceeds $100,000, such excess portion of the Option may not be treated as an ISO.

                                  SECTION VIII

                                 LIMITED RIGHTS

    8.1.a. Limited Rights may be granted by the Committee in conjunction with all or any portion of any Option granted under the Plan and such rights may be granted either at or after the time of the grant of such Option.

    8.1.b. Limited Rights or any applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination of the related Option. Upon the exercise of an Option, the related Limited Right shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Option is exercised.

    8.1.c. A Limited Right related to an Option may be exercised by an Optionee, in accordance with Section 8.2, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section 8.2.

    8.2. Limited Rights shall be subject to such terms and conditions not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

    8.2.a. Limited Rights can only be exercised within the Change of Control Exercise Period, which is the 30-day period following a Change of Control, and will become fully exercisable, if not already fully exercisable, upon the Change of Control, provided that any Limited Right shall not exercisable by any Optionee who is subject to Section 16(b) of the Exchange Act during the first six months of the date of grant of a Limited Right. In the event a Change of Control shall occur within six months of the date of grant of a Limited Right to an Optionee who is subject to Section 16(b) of the Exchange Act, the Change of Control Exercise Period for such Optionee shall be deemed to commence on the first day following such six month period.

    8.2.b. Upon the exercise of a Limited Right related to an Option, an Optionee shall be entitled to receive an amount in cash equal in value to the excess of the Change of Control Price over the Option Price specified in the related Option, such excess to be multiplied by the number of shares of Common Stock in respect of which the Limited Right shall have been exercised.

    8.2.c. Limited Rights shall be transferable only at such time or times and to the extent that the underlying Option would be transferable under Section 6.8 of the Plan.

                                   SECTION IX

                                  ADJUSTMENTS

    9.1. If (a) Garan shall at any time be involved in a transaction to which
Section 424(a) of the Code is applicable, (b) Garan shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section IV shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section IX shall be conclusive and binding upon each Optionee.

                                   SECTION X

                       AMENDMENT AND TERMINATION OF PLAN

    10.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided that no such amendment shall be made which would, without approval of the shareholders of Garan:

    10.1.a. Materially modify the eligibility requirements for receiving
Options;

    10.1.b. Materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as provided in Section IX; or

    10.1.c. Materially increase in any way the benefits accruing to Optionees.

    10.2. No amendment, suspension, or termination of this Plan, without the Optionee's consent, shall alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

                                   SECTION XI

                        GOVERNMENT AND OTHER REGULATIONS

    11.1. The obligation of Garan to issue, or transfer and deliver, shares for Options exercised under the Plan or to deliver cash upon exercise of a Limited Right or with respect to a Stock Appreciation Right, shall be subject to all applicable laws, regulations, rules, orders, and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock may be traded.

                                  SECTION XII

                            MISCELLANEOUS PROVISIONS

    12.1. The right of the Company to terminate (whether by dismissal, discharge, retirement, or otherwise) the Optionee's employment or service as a member of the Board at any time at will or as otherwise provided by any agreement between the Company and the Optionee is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any of the rights of a shareholder with respect to the shares subject to each Option except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

    12.2. All expenses of administering the Plan shall be borne by Garan.

    12.3. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of Garan except that any stock received or withheld in payment may be retired or retained in Garan's treasury and reissued.

    12.4. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by Garan against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Garan) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith, provided that upon the institution of any such action, suit, or proceeding, a Committee or Board member, in writing, shall give Garan notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                  SECTION XIII

                    SHAREHOLDER APPROVAL AND EFFECTIVE DATES

    13.1. The Plan shall become effective when it is adopted by the Board. However, if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the shareholders of Garan at which a quorum is present by the holders of a majority of the shares voting at that meeting, the Plan and all Options shall terminate at the time of that meeting of shareholders, or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the Board. Options may not be granted under the Plan after the day before the 10th anniversary of adoption by the Board.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                 GARAN, INCORPORATED
--------------------------------------------------------------------------------


    RECORD DATE SHARES:



    Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


--------Shareholder sign here-----------------------Co-owner sign here----------



1.  Election of Directors.                         For    Withhold   For All
    Nominees (for a term of three years each):     All    From All   Except

                      Rodney Faver                 [ ]      [ ]        [ ]
                      Frank Martucci               [ ]      [ ]        [ ]
                      Perry Mullen                 [ ]      [ ]        [ ]

    Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and draw a line through the nominee's name in the list provided above.

                                                   For   Against    Abstain
2.  Approval of the adoption of the 1998 Stock
    Option Plan                                    [ ]      [ ]        [ ]


                                                   For    Against    Abstain
3.  Ratification of selection of auditors for
    the fiscal year ending September 30, 1998.     [ ]      [ ]        [ ]

4. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

    This proxy will be voted as directed with respect to the proposals referred to in Items 1, 2 and 3 above, but in the absence of such direction, this proxy will be voted FOR the election of all nominees for director referred to in Item 1 and FOR the proposals referred to in Items 2 and 3.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 26, 1998.

    Mark box at right if an address change or comment has been         [ ]
    noted on the reverse side of this card.


                                 GARAN, INCORPORATED


Dear Shareholder,


Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you will not be attending the Annual Meeting of Shareholders on February 27, 1998, but would like to vote your shares, please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your proxy card must be received prior to February 27, 1998 in order to be voted.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Garan, Incorporated

                                 GARAN, INCORPORATED

                       Proxy for Annual Meeting of Shareholders
                                  February 27, 1998

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution, as attorneys and proxies to appear and to vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, on February 27, 1998 at 2:00 p.m., Eastern Standard Time, and at any and all adjournments thereof, as specified on the reverse.

         --------------------------------------------------------------------
             PLEASE VOTE, DATE, AND SIGN ON REVERSE, AND RETURN PROMPTLY
                             USING THE ENCLOSED ENVELOPE
         --------------------------------------------------------------------

                Please date and sign exactly as name appears hereon.
                  When signing as attorney, executor, administrator,
                 trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

___________________________________         ___________________________________

___________________________________         ___________________________________

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